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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF FORMATION
                                       OF
                               SLEEPMASTER L.L.C.

            UNDER SECTION 42:2B-11 OF THE NEW JERSEY REVISED STATUTES


                  The undersigned, in order to form a limited liability company pursuant to the provisions of the New Jersey Limited Liability Company Act, hereby certifies:

                  1. The name of the limited liability company (the "Company") is SLEEPMASTER L.L.C.

                  2. The address of the registered office of the Company is:

                                 2001 Lower Road
                            Linden, New Jersey 07036

                  3. The name and address of the registered agent for service of process required to be maintained by Section 42:2B-6 is:

                               Charles Schweitzer
                         c/o Sleepmaster Holdings L.L.C.
                                 2001 Lower Road
                            Linden, New Jersey 07036

                  4. The Company initially has two members.

                  5. The initial operating agreement of the Company shall be adopted by the members, and the power to make, alter and repeal the operating agreement is reserved to the members in accordance with the provisions thereof.

                  6. The duration of the Company is limited and the latest date on which the Company is to dissolve is December 31, 2035.

                  IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation and have certified this as their act and deed, this 14th day of December 1994.


                                               By:    /s/ Charles Schweitzer
                                                        Charles Schweitzer

                                               By:    /s/ James Koscica
                                                        James Koscica

                                               By:    /s/ Douglas Brown
                                                        Douglas Brown